Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 31, 2011 (the “Effective Date”) by and among ValueClick, Inc., a Delaware corporation (“Parent”), and the persons listed on Exhibit A (collectively, the “Stockholders” and each individually a “Stockholder”) who immediately prior to the Closing of the transactions contemplated by the Merger Agreement (as defined below) are stockholders of Dotomi, Inc., a Delaware corporation (the “Company”).
R E C I T A L S
A.    The Company, Parent, Dragon Subsidiary Corp., a Delaware corporation and a wholly‑owned subsidiary of Parent (“Merger Sub”), Viper Subsidiary LLC, a Delaware limited liability company and a wholly‑owned subsidiary of Parent (“Merger Sub I”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 1, 2011, pursuant to which (1) Merger Sub will merge with and into the Company, with the Company surviving, and immediately thereafter, assuming the conditions set forth in Section 5.12 of the Merger Agreement are satisfied, (2) the Surviving Corporation will merge with and into Merger Sub I, with Merger Sub I surviving as a wholly owned subsidiary of Parent.
B.    As a condition precedent to the transactions contemplated by the Merger Agreement, the Merger Agreement provides that the Stockholders shall be granted certain registration rights with respect to the shares of Parent's common stock, par value $0.001 per share (“Parent Common Stock”), to be issued to the Stockholders pursuant to the Merger Agreement (the “Shares”), subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.    REGISTRATION RIGHTS.
1.1    Definitions. For purposes of this Section 1:
(a)    Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act of 1933, as amended (the “1933 Act”), and the declaration or ordering of effectiveness of such Registration Statement.
(b)    Registrable Securities. The term “Registrable Securities” means: (1) all of the Shares, and (2) any shares of Parent Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2 of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a Registration Statement filed with the SEC or sold pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”); or (iii) any Registrable Securities held by an individual Holder that may be sold without registration and without volume restrictions under the 1933 Act pursuant to Rule 144(b)(1).
(c)    Prospectus. The term “Prospectus” shall mean the prospectus included in any

Registration Statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including an issuer free writing prospectus in reliance upon Rule 433 promulgated under the 1933 Act or post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
(d)    Holder. For purposes of this Agreement, the term “Holder” means any person owning of record Registrable Securities. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any calculations with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder.”
(e)    SEC. The term “SEC” means the U.S. Securities and Exchange Commission.
(f)    Trading Market. The term “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).
1.2    Registration.
(a)    Initial Registration. Parent shall prepare and file with the SEC within five (5) business days after the Closing (as defined in the Merger Agreement), and use all commercially reasonable efforts to have become effective as soon as practicable thereafter, a registration statement (a “Registration Statement”) on Form S-3 providing for the resale from time to time on a delayed or continuous basis pursuant to Rule 415 by the Holders of all of the Registrable Securities issued pursuant to the Merger Agreement and containing (except if otherwise required pursuant to written comments received from the SEC upon a review of the Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder's written consent, provided that Parent shall not be deemed in breach of this Agreement with respect to any holder that does not provide such consent if the SEC does not permit the inclusion of such holder in the Registration Statement) the “Plan of Distribution” attached hereto as Annex A. The Parent shall not permit any securities other than the Registrable Securities to be included in the Registration Statement. The Registration Statement shall cover to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Parent Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Parent shall cause the Registration Statement to become effective under the 1933 Act as soon as possible, but in any case not later than five (5) business days after the Closing, and shall keep such Registration Statement continuously effective pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement used by Parent for such Registration Statement, for such period (the “Effectiveness Period”) ending on the date that is one year after the Effective Time or such shorter period ending when the Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 1.1(b) (such period, the “Registration Period”).
(b)    Suspension. If Parent shall determine in good faith that it would be detrimental to Parent and its stockholders for resales of Registrable Securities to be made pursuant to any Registration

Statement, due to (i) the existence of a material development or potential material development with respect to or involving Parent which Parent would be obligated to disclose in the Prospectus contained in such Registration Statement, which disclosure would in the good faith judgment of Parent be premature or otherwise inadvisable at such time or would have an adverse affect upon Parent and its stockholders or as to which Parent has a significant, bona fide business purpose for preserving confidentiality, or (ii) the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Parent shall deliver a certificate in writing to the Holders to the effect of the foregoing and, upon receipt of such certificate, the use of such Registration Statement and Prospectus will be deferred or suspended and will not recommence until (1) such Holder's receipt from Parent of copies of the supplemented or amended Prospectus, or (2) such Holders are advised in writing by Parent that the Prospectus may be used. Parent will use its commercially reasonable efforts to ensure that the use of such Registration Statement and Prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to in (i) above, as soon, in the judgment of Parent, as disclosure of the material information relating to such pending development (x) would not have an adverse effect on Parent's ability to consummate the transaction, if any, to which such development relates or (y) would otherwise cease to have a significant adverse effect upon Parent and its stockholders; provided, however, under this Section 1.2(b), Parent may postpone or suspend effectiveness of a Registration Statement for one or more periods of up to 60 consecutive days (but not more than 60 consecutive days) during the Effectiveness Period, provided that all such delays do not exceed 90 ninety days in the aggregate during the Effectiveness Period (each, an “Allowed Delay”). Notwithstanding anything to the contrary herein, no Stockholder who is an employee of Parent may sell shares of Parent Common Stock under the Registration Statement (A) during any blackout period imposed on all employees of Parent, (B) during the period of any contractual lockup with respect to a Stockholder's Shares, or (C) when any such sale would otherwise be prohibited by Parent's insider trading policy. Parent shall not be required to extend the effectiveness of such Registration Statement for any such period described in (A), (B) or (C).
(c)    Expenses. All reasonable expenses, other than underwriting discounts and broker's commissions and legal counsels' fees (except one counsel selected by and representing Parent and Holders), incurred in connection with any Registration Statement shall be borne by Parent. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Parent Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses for printing certificates for Registrable Securities, (iii) telephone and delivery expenses, (iv) fees and disbursements of counsel for Parent, (v) 1933 Act liability insurance, if Parent so desires such insurance, and (vi) fees and expenses of all other Persons retained by Parent in connection with the consummation of the transactions contemplated by this Agreement. In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties). Each Holder shall pay all expenses incurred by such Holder in connection with the disposition of his or its Registrable Securities, including any broker's fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by such Holder.
(d)    Underwriting. The Holders may not distribute the Shares by means of an underwritten offering without the prior written consent of Parent, which may be withheld in Parent's sole discretion.
(e)    Selling Holder Questionnaire. Each Holder agrees to furnish to Parent a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). Parent shall not be required to include the Registrable Securities of a Holder in a Registration Statement to any Holder who fails to furnish to Parent a fully completed Selling Holder Questionnaire at least five Trading Days prior to the filing date.
1.3    Obligations of Parent. Parent shall comply with the following:
(a)    Not less than three (3) business days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, Parent shall (i) furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent registered public accounting firm to respond to such inquiries as shall be necessary to conduct a reasonable review of such documents. Parent shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) business days of their receipt thereof.
(b)    Within five (5) business days after the Closing, Parent shall file with the SEC the Registration Statement(s) as provided in Section 1.2(a), which Registration Statement(s) (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and cause such Registration Statement to become effective as soon as practicable thereafter;
(c)    Parent shall promptly prepare and file with the SEC such amendments and supplements to such Registration Statement(s) and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement during the Effective Period;
(d)    Parent shall promptly furnish to Holders such reasonable number of copies of a Prospectus in conformity with the requirements of the 1933 Act, and such other documents as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration;
(e)    Parent shall promptly use all commercially reasonable efforts to register and qualify the securities covered by such Registration Statement(s) under such other securities or blue sky laws of such jurisdictions within the United States as shall be reasonably requested by Holders, provided that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(f)    Parent shall promptly notify Holders (i) of any request by the SEC or any other governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information, (ii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in any

Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in any Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) of Parent's determination that a post-effective amendment to any Registration Statement would be appropriate.
(g)    Parent shall make generally available to its security holders all documents filed or required to be filed with the SEC, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 not later than 90 days after the end of any 12-month period if such period is a fiscal year commencing on the first day of the first fiscal quarter of Parent after the Effective Date of the applicable Registration Statement, which statement shall conform to the requirements of Rule 158.
1.4    Furnish Information. It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 1.2 that each Holder shall furnish to Parent such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to timely effect the registration of Holder's Registrable Securities.
1.5    Indemnification
(a)    By Parent. To the extent permitted by applicable law, Parent will indemnify and hold harmless each Holder, the officers and directors and agents of a Holder or underwriter (as defined in the 1933 Act) and each person, if any, who controls a Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees and expenses) and expenses (joint or several) (collectively, “Losses”) to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such Losses (or claims, actions, investigations and proceedings in respect thereof (collectively, “Claims”)) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):
(i)    any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto; or
(ii)    the omission or alleged omission to state in any Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading.
Parent will reimburse each Holder, such officer, director or agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided however, that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall Parent be liable in any such case for any such Claim to the extent, and only to the extent, that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing for use in connection with such registration by any Holder, or by an officer, director, employee, agent, underwriter or controlling person of any Holder.
(b)    By Holders. Each Holder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed any Registration Statement, each person, if any, who controls Parent within the meaning of the 1933 Act, and any other agent of Parent, against any Losses to which Parent or any such director, officer, or controlling person or agent may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, or controlling person, employee or agent in connection with investigating or defending any Claim with respect to such Losses; provided, however, that the total amounts payable in indemnity by Holder under this Section 1.5(b) in respect of any Violation shall not exceed the proceeds actually received by Holder in the registered offering out of which such Violation arises.
(c)    Notice. Promptly after receipt by an indemnified party under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.
(d)    Contribution. In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) a Holder (and/or any officer, director, agent, underwriter or controlling person who may be indemnified under Section 1.5(a)), makes a claim for indemnification pursuant to this Section 1.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of such Holder (and/or any officer, director, agent, underwriter or controlling person who may be indemnified under Section 1.5(a)) in circumstances for which indemnification is provided under this Section 1.5; then, and in each such case, Parent and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no event, except in instances of fraud by the Holder in which case there is no limitation, (x) shall any Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the applicable Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement or (y) shall a Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such Registration Statement; and in any event, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    Survival. The obligations of Parent and such Holder under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise.
2.    ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned only to a party who either (a) acquires, or agrees to acquire, from a Holder at least 50% of such Holder's Shares (as such number may be adjusted to reflect subdivisions, combinations and stock dividends) or (b) acquires any Shares as a distribution made by a Holder to its partners, stockholders or members; provided, however that no party may be assigned any of the foregoing rights until Parent is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Parent as to which the rights in question are being assigned; provided, further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation, the provisions of this Section 2.
3.    GENERAL PROVISIONS.
3.1    Notices.  Any request, communication, or other notice required or permitted hereunder will be in writing and will be deemed to have been duly given if sent by facsimile or delivered by recognized overnight or international courier service or personal delivery at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder will be deemed given (a) upon confirmation of delivery, if sent by facsimile and (b) upon delivery, if sent by recognized overnight or international courier service or personal delivery.
(a)    if to Parent, at:
ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, California 91361
Attention: Scott Barlow
Facsimile No.: (818) 575-4505
with a copy (which shall not constitute notice) to Parent's counsel:
Gibson Dunn & Crutcher LLP
555 Mission Street
San Francisco, California 94105-2933
Attention: Stewart McDowell, Esq.
Facsimile No.: (415) 393-8306
(b)    If to Holders:

To the address set forth on Exhibit A hereto.
3.2    Entire Agreement. This Agreement and the Merger Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.
3.3    Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived, only with the written consent of Parent and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Parent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights or obligations of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder's prior written consent. Section 1.2(a) may not be amended or waived except by written consent of each Holder affected by such amendment or waiver.
3.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts or choice of law principles.
3.5    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
3.6    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
3.7    Successors and Assigns. Subject to the provisions of Sections 2 and 3.3, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
3.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.9    Costs and Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.
3.10.    No Limitations on Subsequent Registration Rights. Nothing contained in this Agreement shall prohibit Parent from granting to any holder or prospective holder of any securities of Parent registration rights that would allow such holder or prospective holder to include such securities in any registration statement filed by Parent.
3.11    Failure to File Registration Statement and Other Events.  Parent and the Holders agree that the Holders will suffer damages if the Registration Statement is not filed or has not become effective within ten (10) business days following the Closing, and is not maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. Parent and the Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, except for an

Allowed Delay, if (a) the Registration Statement is not filed or has not become effective by the tenth day following the Closing, or (b) the Registration Statement becomes effective but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, except during an Allowed Delay, without being succeeded immediately by a subsequent Registration Statement filed with the SEC effective (any such failure or breach being referred to as an “Event,” and for purposes of clause (a) the date on which such Event occurs, or for purposes of clause (b) after more than fifteen (15) business days, being referred to as “Event Date”), Parent shall pay an amount as liquidated damages to each Holder, payable in cash, equal to one percent (1.0%) of the market value of such Holder's portion of the Stock Consideration (as defined in the Merger Agreement) (the “Closing Shares Market Value”), for each 30-day period from the Event Date until the applicable Event is cured (or a pro rated amount for any portion of such a 30 day period); provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 3.11 exceed an aggregate of ten percent (10%) of the Holder's portion of the Closing Shares Market Value. Liquidated damages payable by Parent pursuant to this Section 3.11 shall be payable on the first (1st) business day of each thirty (30) day period following the Event Date. In no event shall any person that is not an affiliate of Parent be entitled to any payment under this Section 3.11 after the date that is six (6) months after the Effective Time of the Merger.
3.12    Independent Nature of Holders' Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein or in any Ancillary Agreement, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Ancillary Agreement. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Claim for such purpose. Parent acknowledges that each of the Holders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

[Signature Page Follows]

Signature pages on file with the Company.